UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

December 11, 2006             (December 5, 2006)

Date of report     (Date of earliest event reported)

Hexcel Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	1-8472	94-1109521
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Two Stamford Plaza
281 Tresser Boulevard
Stamford, Connecticut  06901-3238
(Address of Principal Executive Offices and Zip Code)

(203) 969-0666
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written Communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On December 5, 2006, Hexcel entered into an amendment to its senior credit facility.  The material terms of the amendment include:

•                  Permitting the previously announced divestiture(s) of non-core assets from Hexcel’s Reinforcements business segment

•                  Increasing Hexcel’s permitted capital expenditures for 2006 and 2007

This description of the amendment to Hexcel’s senior credit facility is only a summary of the terms of the amendment.  A copy of the amendment is filed as Exhibit 99.1 and is incorporated herein by reference.

Section 9 — Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

99.1                           First Amendment to Credit Agreement, dated as of December 5, 2006 by and among Hexcel Corporation, the financial institutions listed therein, as Lenders, and Deutsche Bank Trust Company Americas, as administrative agent for the Lenders.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEXCEL CORPORATION

December 11, 2006
/s/ Stephen C. Forsyth
Stephen C. Forsyth
Executive Vice President

Exhibit Index

Exhibit No.	Description
99.1

First Amendment to Credit Agreement, dated as of December 5, 2006 by and among Hexcel Corporation, the financial institutions listed therein, as Lenders, andDeutsche Bank Trust Company Americas, as administrative agent for the Lenders.